As filed with the Securities and Exchange Commission on December 4, 2014
Registration No. 333-163710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3038428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1389 Moffett Park Drive, Sunnyvale, CA	94089
(Address of Principal Executive Offices)	(Zip Code)

FINISAR CORPORATION 2009 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Name and address of agent for service)

(408) 548-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.
DEREGISTRATION OF SECURITIES
On December 14, 2009, Finisar Corporation (the "Registrant") registered 250,000 shares of its common stock, par value $0.001 per share, ("Common Stock") reserved for issuance under its 2009 International Employee Stock Purchase Plan (the "2009 International Purchase Plan") on a Form S-8 Registration Statement (File No. 333-163710) (the "Registration Statement") filed with the Securities and Exchange Commission.
As a result of termination of the 2009 International Purchase Plan and pursuant to the undertaking contained in the Registration Statement, Registrant hereby files this Post-Effective Amendment No.1 to deregister, as of the effective date of this Post-Effective Amendment No.1, 250,000 shares of Common Stock remaining unissued under the 2009 International Purchase Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 3rd day of December, 2014.

Finisar Corporation
By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jerry S. Rawls	Chairman of the Board of Directors	December 3, 2014
Jerry S. Rawls	(Co-Principal Executive Officer)

/s/ Eitan Gertel	Chief Executive Officer	December 3, 2014
Eitan Gertel	(Co-Principal Executive Officer)

/s/ Kurt Adzema	Executive Vice President, Finance and Chief Financial Officer	December 3, 2014
Kurt Adzema	(Principal Financial and Accounting Officer)

/s/ Roger C. Ferguson	Director	December 3, 2014
Roger C. Ferguson

/s/ Robert N. Stephens	Director	December 3, 2014
Robert N. Stephens

/s/ Thomas E. Pardun	Director	December 3, 2014
Thomas E. Pardun

/s/ Michael C. Child	Director	December 3, 2014
Michael C. Child